UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2005

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard

Suite 400

Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (703) 526-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Explanatory Note

This Form 8-K/A amends and relocates to Item 2.06 disclosure previously made under Item 2.05 and amends Item 4.02.

Item 2.06. Material Impairments.

A portion of the expected restatement relates to an impairment of a loan totaling approximately $4.1 million made by MEI in 1999 to a tenant at The Block. The loan proceeds were used by the tenant to fund tenant improvements and for working capital purposes. Based on management’s review of this tenant relationship, the Board of Directors concluded on January 5, 2006 that facts and circumstances existed in 2000 that indicated that the tenant would be unable to repay this loan. The impairment of this loan is expected to result in a charge of approximately $4.1 million for 2000, which will be reflected as an increase in accumulated deficit of an equivalent amount as of December 31, 2002 in the restated audited financial statements to be included in the 2005 Annual Report on Form 10-K to be filed by The Mills Corporation and The Mills Limited Partnership.

On December 30, 2005, upon the recommendation of the CEO and the President, the Board of Directors approved the abandonment of 10 predevelopment projects and the write-off of the associated capitalized cost of approximately $71 million. This decision resulted from a strategic review conducted during the fourth quarter of 2005 during which management determined that through pursuing substantially fewer projects the Company would enhance its focus on a key set of development projects so that the Company would bear an overall lower level of development risk. The Company’s overall capital and human resource constraints, the perceived relative risks and rewards of the various projects and the heightened degree of focus on core operations were also considered in making the decision to abandon certain projects. The predevelopment projects that are being written off include Oregon City, OR, San Diego, CA, Yonkers, NY, Minneapolis, MN, Pescaccio, Rome, Valencia, Spain, Seville, Spain, Candlestick, CA, Piers, CA and Singapore. This decision was independent of the Company’s normal quarterly review of predevelopment projects for impairment.

The impairments will not result in future material cash expenditures.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Based on the recommendations of management, and work performed by the Company’s outside professionals, The Mills Corporation’s Board of Directors, including its Audit Committee, determined on January 5, 2006 to restate the audited financial results from 2000 through 2004 and unaudited quarterly results for 2005 for The Mills Corporation and The Mills Limited Partnership to correct accounting errors related primarily to certain investments by a wholly-owned taxable REIT subsidiary, Mills Enterprises, Inc. (“MEI”), and changes in the accrual of the compensation expense related to The Mills Corporation Long-Term Incentive Plan (“LTIP”). The Audit Committee and the Board of Directors discussed the companies’ restatements with Ernst & Young LLP, the companies’ independent registered public accounting firm. The Mills Corporation and The Mills Limited Partnership will include the restated results for the fiscal years ended December 31, 2003 and 2004 and for each of the first three quarters in 2005 in its 2005 Annual Report on Form 10-K . In the interim, investors should no longer rely on the 2002, 2003 and 2004 financial statements and the associated auditor’s report currently on file with the SEC in the companies’ 2004 Form 10-K or on the unaudited financial statements in the companies’ Form 10-Qs for 2005.

MEI was formed in 1998 to enable The Mills Corporation to make investments in development-stage tenants, including in the retail, food and beverage, and entertainment sectors. The adjustments related to MEI investments and one similar investment made by the Colorado Mills joint venture consist principally of an impairment charge in 2000 on a $4.1 million loan to a tenant (see Item 2.06), reversal of a $6.4 million gain on sale of a portion of an investment in 2001 (since the calculation of the gain was in error), and reversal of loan accounting for a sale of substantially all of the assets of a wholly-owned MEI subsidiary in 2002 for which we provided approximately $9.8 million of seller financing (because MEI should have continued to record losses under the equity method up to MEI’s aggregate investment in that subsidiary). These adjustments are expected to reduce net income of The Mills Corporation in 2000, 2001 and 2002 by approximately $3.7 million, $5.1 million and $8.3 million, and reduce FFO by approximately $3.6 million, $5.0 million and $8.2 million, respectively. The impact in 2003 and 2004 of the MEI related adjustments resulted primarily from the reversal of interest income on the seller financing described above, recording of rent expense related to a sale leaseback transaction, additional bad debt expense as well as the reversal of a $2.0 million impairment charge in 2004 on a portion of the seller financing provided in 2002. These adjustments are expected to reduce net income of The Mills Corporation by approximately $1.7 million and $1.7 million and reduce FFO by approximately $1.5 million and $1.5 million in 2003 and 2004, respectively. In

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2003, the adjustment is $2.5 million less than what was reported on the original Form 8-K as this amount was applicable to the Discover Mills joint venture. For the first nine months of 2005, the MEI related adjustments resulted primarily from the reversal of $0.4 million of interest income as well as the reversal of a $4.7 million impairment charge recorded on a portion of the seller financing referenced above and additional amounts advanced to the tenant. These adjustments are expected to reduce the net loss by approximately $1.9 million and increase FFO of The Mills Corporation by approximately $2.0 million for the nine months ended September 30, 2005. In its restated audited financial statements to be included in its 2005 Annual Report on Form 10-K, the impact of the adjustments on years prior to 2003 for The Mills Corporation is expected to be an increase in accumulated deficit as of December 31, 2002 of approximately $17.1 million.

In 2000, 2001, 2002, 2003 and 2004, the foregoing adjustments are expected to reduce net income of The Mills Limited Partnership by approximately $6.2 million, $8.4 million, $12.2 million, $2.2 million and $1.9 million, and reduce FFO by approximately $6.0 million, $8.2 million, $12.0 million, $2.0 million and $1.7 million, respectively. For the first nine months of 2005, the MEI related adjustments are expected to reduce the net loss of The Mills Limited Partnership by approximately $2.2 million and increase FFO by approximately $2.3 million. In its restated audited financial statements to be included in its 2005 Annual Report on Form 10-K, the impact of the adjustments on years prior to 2003 for The Mills Limited Partnership is expected to reduce partners’ capital as of December 31, 2002 by approximately $26.8 million. The difference between the anticipated impacts on the net income and FFO of The Mills Corporation and the net income and FFO of The Mills Limited Partnership reflects the minority interest held by outside partners in The Mills Limited Partnership.

After giving effect to the restatement, The Mills Corporation’s remaining investment in MEI is expected to total approximately $5 million, primarily related to its investment in Foodbrand, the operator of food courts in several of The Mills’ projects.

The Mills Corporation reviewed the accounting for its LTIP program in preparation for the adoption of FAS 123R. In this process, the Mills Corporation determined that it had been accruing the expense associated with the LTIP over a two year period beginning fifteen months after the beginning of the service period and ending three months after the service period. These dates coincided with when the Executive Compensation Committee of the Board of Directors had historically determined the bases of the awards. The compensation expense should have been ratably accrued over the three year service period. The impact of this adjustment is expected to increase general and administrative expenses, thereby reducing net income and FFO, of The Mills Corporation by approximately $2.0 million, $2.9 million, $1.1 million for 2002, 2003 and 2004, respectively, and approximately $0.3 million for the first nine months of 2005.

The impact of this adjustment is expected to reduce net income and FFO of The Mills Limited Partnership by approximately $3.0 million, $3.7 million, $1.3 million for 2002, 2003 and 2004, respectively, and $0.3 million for the first nine months of 2005. The difference between the anticipated impacts on the net income and FFO of The Mills Corporation and the net income and FFO of The Mills Limited Partnership reflects the minority interest held by outside partners in The Mills Limited Partnership.

We are aware that the occurrence of a restatement of previously issued financial statements to correct errors is a strong indicator that material weaknesses in internal controls exist. At this time, The Mills Corporation and The Mills Limited Partnership expect to report a material weakness in their internal control over financial reporting in their 2005 Form 10-K.

The information related to the restatements described in this Form 8-K/A remains subject to review and audit by the independent auditors for The Mills Corporation and The Mills Limited Partnership and to completion of the audit of their 2005 financial statements. The completion of this process and the implementation of process improvements to address weaknesses in the companies’ internal controls over financial reporting could result in further adjustments and the actual restated and 2005 financial statement impacts may be different from what is set forth in this Form 8-K/A. There can be no assurance that the amount of any further adjustments will not be material, either individually or in the aggregate.

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Statements in this Form 8-K/A that are not historical may be deemed forward-looking statements within the meaning of the federal securities laws. Although The Mills Corporation and The Mills Limited Partnership believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, The Mills Corporation and The Mills Limited Partnership can give no assurance that its expectations will be attained and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The Mills Corporation and The Mills Limited Partnership undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of risks and uncertainties that may affect our actual results, investors should review the various joint filings of The Mills Corporation and The Mills Limited Partnership with the Securities and Exchange Commission, including their joint quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ MARK D. ETTENGER
Name:	Mark D. Ettenger
Title:	President

THE MILLS LIMITED PARTNERSHIP

By: The Mills Corporation, its general partner

By:	/s/ MARK D. ETTENGER
Name:	Mark D. Ettenger
Title:	President

Date: February 16, 2006

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